                                                                    Exhibit 23.3


KPMG Peat Marwick LLP



The Board of Directors
Citadel Communications Corporation:

We consent to the use of our report dated February 14, 1997 on the consolidated balance sheets of Deschutes River Broadcasting, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended included herein and to the reference to our firm under the heading "Experts" in the registration statement.



                                        /s/ KPMG PEAT MARWICK LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP



Portland, Oregon
June 26, 1998